Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September
	2016	2015	% Change	2016	2015	% Change
Southern Company –
Operating Revenues	$6,264	$5,401	16.0%	$14,715	$13,921	5.7%
Earnings Before Income Taxes	1,641	1,470	11.6%	3,266	3,214	1.6%
Net Income Available to Common	1,145	959	19.4%	2,242	2,096	7.0%

Alabama Power –
Operating Revenues	$1,785	$1,695	5.3%	$4,561	$4,551	0.2%
Earnings Before Income Taxes	575	491	17.1%	1,196	1,113	7.5%
Net Income Available to Common	350	295	18.6%	717	665	7.8%

Georgia Power –
Operating Revenues	$2,698	$2,691	0.3%	$6,621	$6,685	(1.0)%
Earnings Before Income Taxes	967	892	8.4%	1,964	1,734	13.3%
Net Income Available to Common	598	551	8.5%	1,214	1,064	14.1%

Gulf Power –
Operating Revenues	$436	$429	1.6%	$1,136	$1,170	(2.9)%
Earnings Before Income Taxes	77	81	(4.9)%	189	202	(6.4)%
Net Income Available to Common	45	48	(6.3)%	108	120	(10.0)%

Mississippi Power –
Operating Revenues	$352	$341	3.2%	$885	$893	(0.9)%
Earnings (Loss) Before Income Taxes	48	(52)	N/M	35	52	(32.7)%
Net Income (Loss) Available to Common	41	(21)	N/M	54	62	(12.9)%

Southern Power –
Operating Revenues	$500	$401	24.7%	$1,189	$1,086	9.5%
Earnings Before Income Taxes	101	112	(9.8)%	187	210	(11.0)%
Net Income Available to Common	176	102	72.5%	315	181	74.0%

Southern Company Gas –
Operating Revenues	$543	$—	N/A	$543	$—	N/A
Earnings Before Income Taxes	11	—	N/A	11	—	N/A
Net Income Available to Common	4	—	N/A	4	—	N/A

N/M - not meaningful
N/A - not applicable

Note
- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.